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                                                                   EXHIBIT 99(5)



                            STOCK PURCHASE AGREEMENT


     THIS STOCK PURCHASE AGREEMENT (this "Agreement") is entered into as of this 4th day of October, 2001 by and among MCCARTHY GROUP, INC., a Nebraska
Corporation (the "Seller") and        , an individual resident of the state of
Nebraska (the "Buyer").

                              W I T N E S S E T H:

     WHEREAS, the Seller owns 323,885 shares of the Class A Common Stock, par value $0.01 per share (the "Stock") of Ballantyne of Omaha, Incorporated, a Delaware corporation (the "Corporation"), which Stock represents approximately 2.5885% of the issued and outstanding voting shares of the Corporation as of the date hereof; and

     WHEREAS, the Buyer desires to purchase from the Seller a total of
of the 323,885 shares of the Stock, representing approximately      % of the
issued and outstanding voting shares of the Corporation as of the date hereof on the terms and subject to the conditions and in the manner reflected herein; and

     WHEREAS, Seller is willing to sell such shares of Stock on the terms and subject to the conditions and in the manner reflected herein;

     NOW THEREFORE, in consideration of the mutual agreements and covenants contained herein, the parties do hereby agree as follows:

     SECTION 1. PURCHASE AND SALE OF STOCK. The Seller agrees to sell to the
Buyer and the Buyer agrees to purchase from the Seller,       shares of the
Stock for an aggregate purchase price of $       (the "Purchase Price").

     SECTION 2. THE CLOSING. The closing (the "Closing") with respect to the purchase and sale of the Stock hereunder shall, subject to the satisfaction or waiver of the applicable conditions set forth in Sections 6 and 7 hereof, take place on such date (the "Closing Date") as is agreed to by the Seller and the Buyer; provided that in no event shall such Closing Date be later than October 8, 2001.

     SECTION 3. DELIVERIES AT CLOSING. At the Closing, the Seller shall deliver one or more certificates representing the shares of the Stock purchased by the Buyer which shall be duly registered in the name of the Buyer or its designees. At Closing, the Buyer shall deliver good funds to the Seller in an amount equal to the Purchase Price as provided in Section 1 hereof.

     SECTION 4. REPRESENTATIONS AND WARRANTIES OF THE SELLER. The Seller hereby represents, warrants and covenants to the Buyer as of the date of this Agreement and as of the Closing Date, as follows:

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          (a) SOLE OWNER. Seller owns the shares of the Stock free and clear of any (i) charge, claim, community property interest or similar right or interest, (ii) lien (statutory of otherwise), security interest or other encumbrance, (iii) option, pledge, right of first refusal or similar right or (iv) other agreement or restriction of any kind affecting the transferability or ownership of the Stock (collectively, "Encumbrances"). Seller will convey such Stock to the Buyer free and clear of any Encumbrances at the Closing. Seller has not granted any proxy or other right to vote the shares of the Stock owned by Seller to any other person or assigned the right to receive the payment of dividends or any other distributions made with respect to such shares of the Stock to any other person. The Seller has full power and authority to consummate the transactions contemplated by this Agreement and the execution, delivery and performance by it of this Agreement and the consummation of the transaction contemplated hereby have been duly authorized by all necessary action.

          (b) ENFORCEABILITY. This Agreement is a valid and binding obligation of the Seller, enforceable upon and against the Seller in accordance with the terms and conditions, except to the extent such enforceability may be limited by bankruptcy or insolvency laws, public policy or general principles of equity.

          (c) NONCONTRAVENTION. The execution and delivery of the Agreement by the Seller and the consummation of the transactions as contemplated on each do not or will not violate or result, with the giving of notice or the lapse of time or both, in a material violation of any provision of (i) any existing law or regulation or any order, award or decree of any court, arbitrator or governmental authority by which the Corporation or any Seller is bound or (ii) any mortgage, indenture, security agreement, shareholders agreement, contract, agreement or other undertaking to which the Corporation or the Seller is a party or by which the Corporation or the Seller is bound.

          (d) CLAIMS AND PROCEEDINGS. There are no pending or, to the Knowledge of the Seller, threatened claims, complaints, proceedings, demands, liabilities, suits or actions against the Seller or the Corporation before any court or governmental, administrative or regulatory agency or authority which seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the transaction contemplated by the Agreement. There are no attachments, executions, assignments for the benefit of creditors or voluntary or involuntary proceedings in bankruptcy pending or, to the Knowledge of Seller, threatened against the Seller.

          (e) ACCESS TO INFORMATION. The Seller represents, warrants and agrees that it shall not assert any claim of whatsoever nature against the Buyer or its affiliates arising out of the Seller (i) not having been provided sufficient access to all information concerning the Company, including without limitation, its financial condition, business, results of operations and prospects, that Seller have requested; (ii) not having been properly able to evaluate the Company's financial condition and the value of the Shares transferred hereunder; and/or (iii) not having been given the opportunity to obtain any additional information or documents from, and to ask questions and receive answers of the Company's officers and representatives to the extent the Seller has deemed necessary or appropriate.

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          (f) ALL STOCK. The Stock transferred hereunder represents all of
     Seller's interest, directly or indirectly, of record and beneficially held, individually or in trust.

          (g) NO BROKERS. The Seller has not engaged any broker, finder, commission agent or other such intermediary in connection with the sale of the Stock to the Buyer or is otherwise obligated to pay any broker's or finder's fee or commission or similar payment in connection therewith.

     SECTION 5. REPRESENTATIONS OF THE BUYER. The Buyer represents, warrants and covenants to the Seller as of the date of this Agreement and the Closing Date, which representations, warranties and covenants shall survive Closing, as follows:

          (a) AUTHORITY. The Buyer has full power and authority to consummate the transactions contemplated by this Agreement and the execution, delivery and performance by it of this Agreement and the consummation of the transaction contemplated hereby have been duly authorized by all necessary action.

          (b) ENFORCEABILITY. This Agreement and all other agreements and instruments to be executed in connection with this Agreement are valid and binding and enforceable upon and against the Buyer in accordance with their respective terms, except to the extent such enforceability may be limited by bankruptcy or insolvency laws, public policy, or general principles of equity.

          (c) NONCONTRAVENTION. The execution and delivery of this Agreement by the Buyer and the consummation of the transactions as contemplated on its part does not or will not violate or result, with the giving of notice or the lapse of time or both, in a material violation of any provision of (i) any existing law or regulation or any order, award or decree of any court, arbitrator or governmental authority by which it is bound or (ii) any mortgage, indenture, security agreement, contract, agreement or other undertaking to which it is a party or by which it is bound.

          (d) PURCHASING FOR OWN ACCOUNT-ACKNOWLEDGEMENT OF RISKS. The Buyer represents, warrants and acknowledges that the Shares are being sold to Buyer without the sale being registered under the Securities Act of 1933, as amended, or any state securities law. Buyer represents and warrants that it is purchasing the Stock solely for its own account for investment purposes only and not as nominee or agent for any other person and not with a view to, or for offer or sale in connection with, any current distribution thereof. Buyer represents and warrants that it has evaluated the risks of investing in the Corporation and have determined that the investment is suitable for the Buyer. The Buyer represents that it can bear the economic risk of the investment and can afford a complete loss of the investment. Buyer is knowledgeable and experienced in evaluating investments and experienced in financial and business matters and is capable of evaluating the merits and risks of investing in the Corporation. Buyer is an "Accredited Investor" as that term is defined in Rule 501 of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.


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          (e) ACCESS TO INFORMATION. The Buyer represents, warrants and agrees that it shall not assert a claim of whatsoever nature against the Seller or its affiliates arising out of the Buyer (i) not having been provided sufficient access to all information concerning the Company, including without limitation, its financial condition, business, results of operations and prospects, that Buyer has requested; (ii) not having been properly able to evaluate the Company's financial condition and the value of the Shares transferred hereunder; and/or (iii) not having been given the opportunity to obtain any additional information or documents from, and to ask questions and receive answers of the Company's officers and representatives to the extent the Buyer has deemed necessary or appropriate.

          (f) NO BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the purchase of the Stock by the Buyer under this Agreement.

     SECTION 6. CONDITIONS TO BUYER'S OBLIGATIONS AT CLOSING. The obligation of the Buyer to purchase the Stock shall be subject to the fulfillment of each of the following conditions at or prior to the Closing Date, unless the Buyer shall waive fulfillment of such condition:

          (a) Each of the representations and warranties of the Seller set forth in this Agreement shall have been true in all material respects as of the date of this Agreement and as of the Closing Date;

          (b) The Seller shall have performed each of his agreements and obligations under this Agreement required to be performed on or prior to the Closing Date;

          (c) The Seller shall have obtained all consents of, or waivers by, third parties necessary to perform the obligations hereunder including, but not limited to, any consent or waiver required to be obtained from the Corporation or other shareholders of the Corporation concerning the Corporation's Rights Agreement, and

          (d) The Seller shall have delivered to the Buyer one or more certificates representing the Stock which shall be duly registered in the name of the Buyer or its designee

     SECTION 7. CONDITIONS TO SELLER'S OBLIGATIONS AT CLOSING. The obligation of the Seller to sell the Stock shall be subject to the fulfillment of each of the following conditions at or prior to the Closing Date, unless the Seller shall waive fulfillment of such condition:

          (a) Each of the representations and warranties of the Buyer set forth in this Agreement shall have been true in all material respects as of the date of this Agreement and as of the Closing Date;

          (b) The Buyer shall have performed each of its other agreements and obligations under this Agreement required to be performed on or prior to the Closing Date; and

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          (c)   The Buyer shall have delivered good funds to the Seller for the
     Purchase Price as provided in Section 1 hereof;

     SECTION 8. COVENANTS OF THE BUYER. The Buyer agrees that unless otherwise agreed to in writing by both parties hereto:

          (a) The shares of Stock transferred hereunder shall not be assigned or pledged in any manner.

          (b) The shares of Stock transferred hereunder shall be registered in the name of the Buyer but shall remain in the physical possession of the Seller.

          (c) At all times during which the Buyer owns, either directly or beneficially, the Stock, the Seller, or the Seller's designee shall vote all shares of said Stock in all matters that require the vote of the shareholders. Buyer agrees to execute any and all documents at any and all times as may be required designating transferring or assigning such voting right to the Seller.

          (d) It shall not sell the Stock without the written approval of the Seller, which may be withheld for any reason.

          (e) For the purposes of Regulation 13D of the Securities Exchange Act of 1934, as amended ("The Act"), Buyer shall be included as part of the group, as that term is defined in The Act, which includes the Seller. As such, Buyer agrees to cooperate with the Seller in all respects concerning the filing of all required material, forms and reports regarding the ownership of the Stock by the Buyer, the Seller or other members of the group as that term is defined by The Act, and agrees not to sell, acquire, transfer, pledge or hypothecate any shares of the Corporation either for its own account or for the account of others without the written consent of the Seller.

     SECTION 9. TERMINATION. This Agreement and all other documents and agreements delivered in connection herewith and the transaction contemplated herein may be terminated at any time prior to the Closing Date by either party hereto if the Closing Date has not occurred by October 8, 2001.

     SECTION 10. REPRESENTATIONS, WARRANTIES AND COVENANTS TO SURVIVE/KNOWLEDGE.

          (a) The representations and warranties of the Seller and the Buyer contained in this Agreement shall survive the Effective Date indefinitely.

          (b) No party to this Agreement shall be entitled to rely on or seek recovery from breach of a representation or warranty contained in or made pursuant to this Agreement if such party had Knowledge of the inaccuracy of the same prior to or as of the Closing Date.

          (c) Each of the parties hereto agree to indemnify each other and each others managers, members, controlling persons and employees and hold each of them harmless


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     from and against any loss, damage, liability, cost or expense (including reasonable attorneys' fees and disbursements) arising out of or in connection with a breach of any representation, warranty or agreement made by the respective party in this Agreement.

          (d) As used throughout this Agreement, the term "Knowledge", when capitalized, shall mean actual knowledge of the person(s) indicated.

     SECTION 11. EXPENSES. Each party shall be responsible for the payment of such party's own costs and expenses, including legal fees.

     SECTION 12. NOTICES. All notices and other communications delivered hereunder (whether or not required to be delivered hereunder) shall be deemed to be sufficient and duly given if contained in a written instrument (a) personally delivered, (b) sent by telecopier, (c) sent by nationally recognized overnight courier guaranteeing next Business Day delivery or (d) sent by first class registered or certified mail, postage prepaid, return receipt requested, in each case addressed to the other party at such address as the party to whom such notice or other communication is to be given may have furnished to each other party in writing.

     SECTION 13. ENTIRE AGREEMENT. This Agreement contains and constitutes the entire agreement of the parties regarding the purchase and sale of the Stock from the Seller to the Buyer, and there are no other agreements, written or oral, between the parties affecting the subject matter hereof.

     SECTION 14. WAIVERS. Any party hereto may waive any of the conditions contained herein or any of the obligations of the other parties hereunder, but any such waiver shall be effective only if it is in writing and signed by the party waiving such condition or obligation.

     SECTION 15. ASSIGNMENT OR DELEGATION. No rights, obligations or duties of any party hereto may be assigned or delegated without the prior written consent of the other parties hereto other than by operation of law with respect to a deceased Seller. This Agreement shall bind and inure to the benefit of the Seller and the Buyer and their respective successors, assigns, heirs, devisees and personal representatives who shall each be bound by, and entitled to the benefits of, this Agreement.

     SECTION 16. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which shall constitute one in the same agreement.

     SECTION 17. GOVERNING LAW. This agreement shall be construed and interpreted in accordance with the laws of the State of Nebraska without giving effect to its conflict of laws principles.

     SECTION 18. FURTHER ASSURANCES. Each of the parties hereto agrees to take such further action and to execute such further instruments as may be reasonably required by any of the other parties in order to consummate the transactions contemplated by this Agreement and to carry out the intentions expressed in this Agreement.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.



                                       SELLER:
                                       McCarthy Group, Inc., A Nebraska
                                       Corporation


                                       By /s/ MARGARET L. DOYLE
                                         ---------------------------------
                                         Margaret L. Doyle
                                         Chief Financial Officer



                                       BUYER


                                       ----------------------------------